Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Statements of Manhattan Pharmaceuticals, Inc.

On March 8, 2010, Manhattan Pharmaceuticals Inc. (“Manhattan” or the “Company”) completed the merger with Ariston Pharmaceuticals, Inc. (“Ariston”)(the “Merger”). Manhattan paid approximately $1.5 million in aggregate consideration, as described below, for all of the outstanding shares of Ariston.

Under the terms of the Merger, the consideration payable by Manhattan to the stockholders and note holders of Ariston consists of the issuance of 7,062,423 shares of Manhattan's common stock, par value $0.001 per share, at closing plus the right to receive up to an additional 24,718,481 shares of Common Stock (the “Milestone Shares”) upon the achievement of certain product-related milestones described below.  In addition, the Company has reserved 38,630,723 shares of its Common Stock for possible future issuance in connection with the conversion of $15.45 million of outstanding Ariston convertible promissory notes.  The note holders do not have any recourse to Manhattan for repayment of the notes (their sole recourse being to Ariston), but the note holders will have the right to convert the notes into shares of Manhattan's common stock at the rate of $0.40 per share.  Further, Manhattan has reserved 5,000,000 shares of its common stock for possible future issuance in connection with the conversion of $1.0 million of outstanding Ariston convertible promissory note issued in satisfaction of a trade payable.  The note holder will not have any recourse to Manhattan for repayment of the note (their sole recourse being to Ariston), but the note holder does have the right to convert the note into shares of Manhattan's common stock at the rate of $0.20 per share.

Upon the achievement of the milestones described below, the Manhattan is obligated to issue portions of the Milestone Shares to the former Ariston stockholders and noteholders:

•
Upon the affirmative decision of the Company’ Board of Directors, provided that such decision is made prior to March 8, 2011, to further develop the AST-914 metabolite product candidate (now called AST-915), either internally or through a corporate partnership, the Company would issue 8,828,029 of the Milestone Shares.

•	Upon the acceptance by the FDA of the Company's filing of the first New Drug Application for the AST-726 product candidate, the Company would issue 7,062,423 of the Milestone Shares.
•	Upon the Company receiving FDA approval to market the AST-726 product candidate in the United States of America, the Company would issue 8,828,029 of the Milestone Shares.

Manhattan believes that the Milestone Shares associated with AST-726, 15,890,452 shares, are probable of being issued.  Manhattan, therefore, calculated the aggregate consideration paid based on 22,952,875 shares of its common stock at the closing market price of its stock of $0.065 per share on March 8, 2010, the Merger date (“Merger Date”).

The acquisition has been accounted for as a business combination, and as such the Ariston assets acquired and liabilities assumed have been recorded at their respective fair values. The determination of fair value for the identifiable tangible and intangible assets acquired and liabilities assumed requires extensive use of accounting estimates and judgments. Significant estimates and assumptions include, but are not limited to: determining the timing and estimated costs to complete the in-process research and development projects, projecting the likelihood and timing of regulatory approval, estimating future cash flows and determining the appropriate discount rate. The estimated fair values of the assets acquired and liabilities assumed at the Merger Date  included in the unaudited pro forma condensed consolidated financial statements is provisional.

The unaudited pro forma financial information included herein gives effect to Manhattan’s acquisition of Ariston. The Unaudited Pro Forma Condensed Consolidated Statement of Operations is based on historical data as reported by the separate companies, and reflect adjustments prepared as if the acquisition had occurred on January 1, 2009. The Unaudited Condensed Consolidated Balance Sheet contained in the Manhattan’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 reflects the Merger with Ariston and thus, is not included in this report. As used herein, the terms “the Company,” “Manhattan”,“we,” and “our” refer to Manhattan Pharmaceuticals, Inc., and, where applicable, its consolidated subsidiaries.

The Unaudited Pro Forma Condensed Consolidated Statement of Operations contained herein (the “Statements”) includes adjustments having a continuing impact on the consolidated company as a result of using the acquisition method of accounting for the acquisition.

The Statements have been prepared based on available information, using assumptions that our management believes are reasonable. The Statements do not purport to represent the actual results of operations that would have occurred if the acquisition had taken place on the date specified. The Statements are not necessarily indicative of the results of operations that may be achieved in the future. The Statements do not reflect any adjustments for the effect of non-recurring items or operating synergies that we may realize as a result of the acquisition. The Statements include certain reclassifications to conform the historical financial information of Ariston to our presentation.

The assumptions used and adjustments made in preparing the Statement are described in the Notes, which should be read in conjunction with the Statement. The Statement and related Notes contained herein should be read in conjunction with the financial statements and related notes included in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010.

Manhattan Pharmaceuticals, Inc.
Unaudited Pro Forma Condensed
Consolidated Statement of Operations
Year Ended December 31, 2009

	Historical		Pro forma		Pro forma
	Manhattan	Ariston	adjustments	Notes	combined

Revenue	-	-			-

Costs and expenses:
Research and development	40,376	577,175			617,551
General and administrative	1,731,182	127,396	(6,037)	A	1,852,541
Total operating expenses	1,771,558	704,571	(6,037)		2,470,092

Operating loss	(1,771,558)	(704,571)	6,037		(2,470,092)

Other (income) expense:
Equity in loss of Hedrin JV	500,000				500,000
Interest and other income	(586,697)	(2,708)	9,118	A	(580,287)
Change in fair value of derivatives	560,065				560,065
Interest and amortization expense	548,359	1,510,680			2,059,039
Total other (income) expense	1,021,727	1,507,972	9,118		2,538,817

Net loss	(2,793,285)	(2,212,543)	(3,081)		(5,008,909)

Net loss per common share:
Primary and fully diluted	$(0.04)				$(0.06)

Weighted average shares of common stock Outstanding:
Primary and fully diluted	70,624,232		7,062,423	B	77,686,655

A  Write-off of net book value of fixed assets net acquired and reversal of related depreciation expense.  Assets have no value to Manhattan.

B  Issued 7,062,423 common shares upon Mereger with Ariston.

Manhattan Pharmaceuticals, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.	Basis of Presentation
The unaudited pro forma condensed consolidated statement of operations is based on historical statements of Manhattan Pharmaceuticals, Inc. (“Manhattan”) and Ariston Pharmaceuticals, Inc. (“Ariston”), after giving effect to the merger with Ariston as if it occurred on January 1, 2009 for the year ended December 31, 2009.

The merger has been accounted for as a purchase business combination, and, as such, the Ariston assets acquired and liabilities assumed have been recorded at their estimated respective fair values at the time of the merger as provisionally determined by management.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of the merger, March 8, 2010.

Valuation
Cash and cash equivalents	$519,365
Other assets	120,932
Total identifiable assets	640,297

Accounts payable and accrued expenses	(437,616)
Senior convertible notes	(16,452,793)
Total liabilities assumed	(16,890,409)

Net identifiable assets acquired	(16,250,112)
In-process R&D acquired	17,742,049

Net assets acquired	$1,491,937

The in-process R&D acquired relates entirely to AST-726.